Exhibit 99.3

Consolidated Financial Statements and Report of Independent Certified Public Accountants

SGF PRODUCE HOLDINGS, LLC AND SUBSIDIARIES

As of March 18, 2013 and December 31, 2012

Report of Independent Certified Public Accountants	Audit • Tax • Advisory
Grant Thornton LLP
18400 Von Karman Avenue, Suite 900
Irvine, CA 92612-0525
T 949.553.1600
F 949.553.0168
Board of Directors and Member	www.GrantThornton.com
SGF Produce Holdings, LLC

We have audited the accompanying consolidated financial statements of SGF Produce Holdings, LLC (a Delaware corporation) and Subsidiaries, which comprise the consolidated balance sheets as of March 18, 2013 and December 31, 2012, and the related consolidated statements of operations, member’s deficit, and cash flows for the period from January 1, 2013 to March 18, 2013 and for the year ended December 31, 2012, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SGF Produce Holdings, LLC and Subsidiaries as of March 18, 2013 and December 31, 2012, and the results of their operations and their cash flows for the period from January 1, 2013 to March 18, 2013 and for the year ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

Irvine, California
September 11, 2015

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

SGF Produce Holdings, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	March 18, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash	$929,000	$39,000
Accounts receivable — net	16,168,000	10,965,000
Grower loans — net	7,048,000	6,092,000
Inventories — net	33,151,000	45,452,000
Inventory of growing crops	2,342,000	2,363,000
Deferred tax assets	2,504,000	2,411,000
Prepaid expenses and other current assets	1,123,000	1,282,000
Income taxes receivable	177,000	—

Total current assets	63,442,000	68,604,000

PLANT AND EQUIPMENT — net	6,804,000	6,079,000

LOAN ORGINATION COSTS	—	1,798,000

OTHER LONG-TERM ASSETS	5,000	—

	$70,251,000	$76,481,000

See accompanying notes to consolidated financial statements.

SGF Produce Holdings, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS - CONTINUED

	March 18, 2013	December 31, 2012
LIABILITIES AND MEMBER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$9,252,000	$8,752,000
Accrued compensation and benefits	4,032,000	1,535,000
Accrued expenses	8,419,000	3,166,000
Income taxes payable	—	3,349,000
Current portion of long-term debt	5,112,000	5,112,000
Current portion of capital lease obligations	121,000	154,000

Total current liabilities	26,936,000	22,068,000

LONG-TERM DEBT — less current portion	40,633,000	41,474,000

SENIOR REVOLVER CREDIT FACILITY	11,143,000	19,389,000

CAPITAL LEASE OBLIGATIONS — less current portion	239,000	258,000

DEFERRED TAX LIABILITY	1,151,000	857,000

COMMITMENTS AND CONTINGENCIES

MEMBER’S DEFICIT:
Member’s equity	12,120,000	12,120,000
Accumulated deficit	(21,971,000)	(19,685,000)

Total member’s deficit	(9,851,000)	(7,565,000)

	$70,251,000	$76,481,000

See accompanying notes to consolidated financial statements.

SGF Produce Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the period from January 1, 2013 to March 18, 2013	For the year ended December 31, 2012
REVENUES:
Product	$32,858,000	$141,466,000
Service	224,000	1,923,000
Financing	107,000	341,000

Total revenues	33,189,000	143,730,000

COST OF REVENUES	25,265,000	113,911,000

GROSS PROFIT	7,924,000	29,819,000

OPERATING EXPENSES:
Selling	576,000	3,443,000
General and administrative	2,523,000	10,279,000
Transaction costs	6,445,000	410,000

Total operating expenses	9,544,000	14,132,000

(LOSS)/GAIN FROM OPERATIONS	(1,620,000)	15,687,000

INTEREST EXPENSE — Net	(3,485,000)	(5,000,000)

OTHER INCOME — Net	1,000	15,000

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX (BENEFIT) EXPENSE	(5,104,000)	10,702,000

INCOME TAX (BENEFIT) EXPENSE	(1,286,000)	4,051,000

(LOSS) INCOME FROM CONTINUING OPERATIONS	(3,818,000)	6,651,000

INCOME FROM DISCONTINUED OPERATIONS — Net	346,000	1,497,000

NET (LOSS)/INCOME	$(3,472,000)	$8,148,000

See accompanying notes to consolidated financial statements.

SGF Produce Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF MEMBER’S DEFICIT

	Common Units	Preferred Units	Member’s Equity	Accumulated Deficit	Total Member’s Deficit
Balance at December 31, 2011	1,000,000	50,000	$12,120,000	$(13,084,000)	$(964,000)
Dividend paid	—	—	—	(15,027,000)	(15,027,000)
Stock-based compensation expense of subsidiary	—	—	—	278,000	278,000
Net income	—	—	—	8,148,000	8,148,000

Balance at December 31, 2012	1,000,000	50,000	12,120,000	(19,685,000)	(7,565,000)
Stock-based compensation expense of subsidiary	—	—	—	104,000	104,000
Income tax benefit from stock options	—	—	—	1,082,000	1,082,000
Net loss	—	—	—	(3,472,000)	(3,472,000)

Balance at March 18, 2013	1,000,000	50,000	$12,120,000	$(21,971,000)	$(9,851,000)

See accompanying notes to consolidated financial statements.

SGF Produce Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the period from January 1, 2013 to March 18, 2013	For the year ended December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,472,000)	$8,148,000
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	262,000	1,371,000
Amortization of loan origination costs	1,798,000	470,000
Stock-based compensation expense of subsidiary	104,000	278,000
Income tax benefit from stock options	1,082,000	—
Provision for doubtful accounts	15,000	3,000
Provision for grower loan losses	14,000	(137,000)
Deferred income tax provision	201,000	480,000
Gain on the sale of capital assets	(59,000)	(35,000)
Paid in kind interest expense	59,000	368,000
Changes in operating assets and liabilities:	—	—
Accounts receivable	(5,218,000)	(2,920,000)
Grower loans	(970,000)	(899,000)
Inventories	12,301,000	(6,149,000)
Inventory of growing crops	21,000	2,698,000
Prepaid expenses and other current assets	159,000	98,000
Income taxes receivable	(177,000)	—
Other long-term assets	(5,000)	115,000
Accounts payable	500,000	732,000
Accrued expenses and accrued compensation and benefits	7,750,000	(1,020,000)
Income taxes payable	(3,349,000)	(229,000)

Net cash provided by operating activities	11,016,000	3,372,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of plant and equipment	59,000	47,000
Additions to plant and equipment	(987,000)	(1,640,000)

Net cash used in investing activities	(928,000)	(1,593,000)

See accompanying notes to consolidated financial statements.

SGF Produce Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUED

	For the period from January 1, 2013 to March 18, 2013	For the year ended December 31, 2012
CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments on senior revolver credit facility	$(8,246,000)	$3,625,000
Principal payments on long-term debt and capital lease obligations	(952,000)	(8,543,000)
Proceeds from issuance of debt	—	19,000,000
Loan origination costs	—	(823,000)
Dividend paid to stockholder	—	(15,027,000)

Net cash used in financing activities	(9,198,000)	(1,768,000)

NET INCREASE IN CASH	890,000	11,000

CASH — Beginning of period	39,000	28,000

CASH — End of period	$929,000	$39,000

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$1,313,000	$5,501,000

Income taxes	$1,168,000	$4,682,000

See accompanying notes to consolidated financial statements.

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 18, 2013 and December 31, 2012

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Description of Business — Prior to December 28, 2012, SGF Produce Holding Corp. was a wholly owned subsidiary of SGF Produce Intermediate, LLC. SGF Produce Holding Corp. has the following wholly owned subsidiaries: Frozsun, Inc. (“Frozsun”), Sunrise Growers, Inc. (“Sunrise”), Farm Capital, Inc. (“FCI”), and Sunrise Growers, LLC (“Sunrise LLC”). On December 28, 2012, SGF Produce Holdings, LLC was formed and incorporated in the state of Delaware. At the time of formation, SGF Produce Intermediate, LLC contributed all of its 2,500,000 shares of common stock in SGF Produce Holding Corp. to SGF Produce Holdings, LLC. In return, SGF Produce Intermediate, LLC received 1,000,000 common units and 50,000 preferred units of SGF Produce Holdings, LLC.

Management determined that this transaction resulted in a change in reporting entity because it involved a transfer of a business between entities under common control. Accordingly, management has recorded a retrospective adjustment to reflect the combined financial statements using a method similar to the pooling-of-interests method. The comparative financial information included within the accompanying consolidated financial statements has been presented as if the entities had always been combined.

SGF Produce Holdings, LLC and its wholly owned subsidiaries SGF Produce Holding Corp, Frozsun, Sunrise, FCI, and Sunrise LLC are hereinafter referred to collectively as “the Company.”

The following is a description of the Company’s wholly owned subsidiaries:

Frozsun – Frozsun is principally involved in the processing and selling of frozen strawberries, as well as other fruits, from its facilities in California. Frozsun is subject to USDA regulations and most if its revenues are derived from customers located in the United States.

Sunrise — Sunrise is involved in the purchasing and wholesale distribution of fresh produce sourced primarily in California to retail and food service customers located predominately in the United States. In addition, Sunrise sells plants and operating supplies, subleases farmland, and acts as an agent for FCI to distribute and collect on its grower loans.

Sunrise LLC — Sunrise LLC manages the farming activities of the Company. During the period from January 1, 2013 to March 18, 2013, Sunrise LLC participated in strawberry contract farming arrangements whereby a third-party farm manager operated the farm on the Company’s behalf.

FCI — FCI is a licensed chartered lending institution. FCI originates secured and unsecured loans to third-party growers in California, earning interest income on the borrowings.

During the fourth quarter of 2013, the Company ceased its fresh produce business which consists of Sunrise Growers, Inc. and Sunrise Growers, LLC. The fresh produce business was involved in the wholesale distribution of fresh strawberries, and management made the strategic decision to focus solely on the frozen fruit processing and packaging business. The fresh produce business has been classified as discontinued operations in the Company’s accompanying consolidated statements of operations. The assets and liabilities of the discontinued operations are not material and have not been separately presented in the accompanying consolidated balance sheets.

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of SGF Produce Holdings, LLC and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Basis of Presentation — The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. We have evaluated subsequent events through September 11, 2015, the date these financial statements were available to be issued.

Cash — The Company maintains its cash accounts with banks located in the United States of America. Cash balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per bank. At March 18, 2013, the Company had $679,000 of cash in excess of FDIC insurance limits. The Company did not have cash balances that exceeded the balance insured by the FDIC at December 31, 2012.

Allowance for Doubtful Accounts — Management provides a reserve for uncollectible accounts receivable balances based on known customer exposures, historical credit experience and any known specific issues or disputes which exist as of the balance sheet date. Fully reserved balances are written-off against the reserve once collection is determined to be remote.

Grower Loans — Loans to growers are collateralized by the contracted crops in the fields and, in certain instances, equipment and other collateral, and are repaid from proceeds of harvested crops. In the event a loan is carried forward beyond the crop season, the excess is repaid from subsequent years’ crop proceeds. Grower loans that carry over from the previous year are generally fully reserved through the provision for loan loss. Fully reserved balances are written-off against the reserve once collection is determined to be remote. The Company charges interest on the receivables at a varying rate based on the Company’s borrowing rate with the bank. The average rate charged to the growers for both the period from January 1, 2013 to March 18, 2013 and for the year ended December 31, 2012 was 8%. Interest income on loans to growers is classified as financing revenue in the accompanying consolidated statements of operations.

Inventories — Inventories consist principally of processed frozen strawberries and other fruits. The Company values inventories at the lower of cost or market. Cost is determined using the first-in, first-out method and includes raw fruit, packaging, labor and overhead costs. Management estimates a reserve for excess and obsolete inventory based on several factors, including age of the inventory and expected future sales orders.

Inventory of Growing Crops — Pre-harvest costs include all direct and indirect costs, such as occupancy, equipment use, fertilizer and utilities to prepare the crops for harvest and are capitalized during the growth cycle. The Company charges these costs to cost of revenues when crops are harvested, based on expected crop yields for each property. The crops generally have a growing cycle of less than one year with the harvest cycle running from March through August.

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Concentrations — Sales to the Company’s recurring customers are generally made on open account terms. At March 18, 2013 and December 31, 2012, one customer accounted for 37% and 45% of accounts receivable, respectively. The Company generated approximately 34% and 26% of its revenues from one customer during the period from January 1 to March 18, 2013 and the year ended December 31, 2012. Management performs ongoing credit evaluations of its customers and generally does not require collateral on its accounts receivable.

Plant and Equipment — Plant and equipment are recorded at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets as follows:

Machinery and equipment	5-7 years
Office furniture and equipment	3-5 years
Vehicles	3-7 years
Software	3 years

Leasehold improvements are depreciated over the shorter of the useful life of the improvements or the term of the related lease. Maintenance and repairs are charged to operating expense as incurred.

Long-Lived Assets — Management reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the carrying amount of the long-lived assets (asset group) is not recoverable and exceeds its estimated fair value. The carrying amount of the long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). Management determined there was no impairment as of March 18, 2013 and December 31, 2012.

Loan Origination Costs — Loan origination costs reflect the balance of loan origination fees and certain direct loan origination costs that are deferred and recognized over the life of the related note. The net fees and costs are amortized into interest expense in the accompanying consolidated statements of operations using the straight-line method.

Fair Value of Financial Instruments — Management determines fair value using an “exit price” to value an asset or liability, which is the price at which an asset could be sold or a liability could be transferred in an orderly process that is not a forced liquidation or distressed sale at the measurement date. The Company applies a hierarchy of information that prioritizes market inputs used in measuring fair value, as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities
Level 2	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly for substantially the full term of the financial instrument.
Level 3	Unobservable inputs for the asset or liability

The Company has not elected the fair value option for any financial assets or liabilities. Accordingly, there are no fair value measurements prepared on a recurring basis using the fair value hierarchy.

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair Value of Financial Instruments (continued) —

At March 18, 2013 and December 31, 2012, management believes that the carrying amount of cash, accounts receivable, grower loans, accounts payable, and accrued expenses approximate fair value due to the short maturity of these financial instruments. Management believes that the carrying amount of subordinated term promissory note approximates the fair value as the interest rate charged adjusts based on current market conditions.

Stock-Based Compensation — The Company accounts for stock-based compensation using the fair value of the award on the grant date. Compensation expense is recognized on a straight-line basis over the requisite service period and is adjusted for estimated forfeitures. The requisite service period is the vesting period for stock options.

Revenue Recognition — Sales of produce are recognized as revenue upon passing of title at shipping point when a third-party shipper is used, persuasive evidence of an arrangement exists, collectability is reasonably assured, and upon acceptance of delivery by the customer if the Company uses their own trucks. The Company’s product sales consist of two main types: (1) frozen product that is processed and packaged at the Company’s plants and sold to customers, and (2) fresh produce sold to customers. The Company records all product sales at the gross sales amount.

Service revenues are derived from services related to fresh produce sales including freight, cooling, and sales commissions, as well as blast freezing and cold storage for third parties. Service revenue is recorded when services are performed. Revenue from subleased farm land is recognized on a straight-line basis over the related term of the leases.

Shipping and Handling — The Company records shipping costs in cost of revenues in the accompanying consolidated statements of operations.

Income Taxes — As a limited liability company, the Company is generally exempt from federal and state income taxes. However, the Company conducts its operations primarily through its wholly owned subsidiaries which are C-corporations for tax purposes. Income taxes are recorded using the liability method whereby deferred tax assets and liabilities are recognized to reflect the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Measurement of the deferred tax items is based on enacted tax laws. In the event the future consequences of differences between financial reporting basis and tax basis of the Company’s assets and liabilities result in a deferred tax asset, management evaluates the probability of realizing the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes (continued) —

Additionally, the Company accrues for uncertain tax positions. An uncertain tax position is recognized when it is probable that a liability has been incurred as of the date of the consolidated financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.

Promotional Allowances — The Company records the consideration paid to resellers and rebates paid to growers as a reduction of the selling prices of the Company’s products and services. The Company has classified $245,000 and $2,827,000 of customer allowances and rebates as a reduction of revenue for the period from January 1, 2013 to March 18, 2013 and for the year ended December 31, 2012.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Accounts that reflect significant estimates as of March 18, 2013 and December 31, 2012 include the allowance for doubtful accounts, allowance for loan loss, reserve for excess and obsolete inventories, and accrued expenses. Actual results could differ from those estimates.

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:

	March 18, 2013	December 31, 2012
Trade accounts	$16,098,000	$10,831,000
Other unsecured receivables — noninterest bearing	212,000	261,000

	16,310,000	11,092,000
Less allowance for doubtful accounts	(142,000)	(127,000)

	$16,168,000	$10,965,0000

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 4 - GROWER LOANS

Grower loans consist of the following:

	March 18, 2013	December 31, 2012
Grower loans	$8,024,000	$6,942,000
Less allowance for loan losses	(976,000)	(850,000)

	$7,048,000	$6,092,000

Grower loans bear interest at various interest rates (8% at March 18, 2013 and December 31, 2012), and are generally collateralized by growing crops. At March 18, 2013 and December 31, 2012, substantially all grower loans were subject to an allowance for loan loss.

NOTE 5 - INVENTORIES

Inventories consist of the following:

	March 18, 2013	December 31, 2012
Processed frozen fruit	$32,477,000	$44,816,000
Packaging supplies and raw ingredients	2,044,000	1,996,000

	34,521,000	46,812,000
Less reserve for excess and obsolete inventories	(1,370,000)	(1,360,000)

	$33,151,000	$45,452,000

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 6 - PLANT AND EQUIPMENT

Plant and equipment consist of the following:

	March 18, 2013	December 31, 2012
Machinery and equipment	$7,367,000	$7,361,000
Office furniture and equipment	523,000	500,000
Leasehold improvements	1,004,000	696,000
Vehicles	532,000	532,000
Software	275,000	316,000

	9,701,000	9,405,000

Less accumulated depreciation	(4,288,000)	(4,118,000)

Construction in progress	1,391,000	792,000

	$6,804,000	$6,079,000

Depreciation expense for the period from January 1, 2013 to March 18, 2013 and for the year ended December 31, 2012 was $262,000 and $1,371,000, respectively.

NOTE 7 - ACCRUED EXPENSES

Accrued expenses consist of the following:

	March 18, 2013	December 31, 2012
Deferred land lease revenue	$1,486,000	$492,000
Accrued freight	615,000	321,000
Accrued interest	761,000	448,000
Deferred rent	183,000	185,000
Accrued rebates	320,000	263,000
Accrued brokerage and commission	153,000	140,000
Land lease impairment	183,000	263,000
Transaction costs	3,809,000	—
Reserve for future captive insurance claims	—	100,000
Other	909,000	954,000

	$8,419,000	$3,166,000

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 8 - SENIOR REVOLVER CREDIT FACILITY

The Company has a senior revolving credit facility with a bank that permits the Company to borrow up to $45,000,000 subject to a borrowing base composed of inventories, accounts receivable and grower loans. The credit facility terminates February 26, 2016. The credit facility was subsequently amended on April 27, 2012, and again on November 20, 2012, to allow for additional long-term debt for the distribution of funds to the Company’s member and to amend the financial covenants. Interest is priced quarterly and is determined by the Company’s average collateral availability for the previous 12 month period. The interest rate at both March 18, 2013 and December 31, 2012 was 4%. The balance outstanding under the senior revolving credit facility was $ 11,143,000 and $19,389,000 at March 18, 2013 and December 31, 2012, respectively. On March 19, 2013, in conjunction with the sale transaction, the Company paid the outstanding principal and all unpaid interest (see Note 17).

NOTE 9 - LONG-TERM DEBT

Subordinated Term Promissory Note — On June 2, 2011, the Company entered into a $25,000,000 subordinated term promissory note collateralized by substantially all of its assets. The subordinated term promissory note was subsequently amended on April 27, 2012 and November 20, 2012 to increase the aggregate principal balance of the note to $44,000,000. Interest is paid monthly in arrears. At March 18, 2013 and December 31, 2012, the balance under the term note was $39,350,000 and $40,250,000, respectively.

The interest rate at both March 18, 2013 and December 31, 2012 was 11%. The loan and associated interest was paid off in full on March 19, 2013 in connection with the sale transaction. All remaining loan origination costs of $1,653,000 were expensed as of March 18, 2013 in anticipation of the debt pay off (see Note 17).

The senior revolver credit facility and subordinated term promissory note are subject to four financial covenants adjusting quarterly: fixed charge coverage ratio, minimum EBITDA, consolidated average leverage ratio and consolidated leverage ratio. The Company was in compliance with its covenants at March 18, 2013 and December 31, 2012.

Promissory Grid Note Due to Affiliate — On June 23, 2008, the Company entered into a $9,000,000 promissory grid note with an affiliate of Sun Capital Partners. Interest accrues daily at the rate of 4.39% and may be paid in cash or in kind. Interest was paid in kind and added to the loan’s principal amount outstanding. On September 23, 2008, the promissory note agreement was amended and restated, transferring the note ownership to a different affiliate of Sun Capital Partners, SGF Produce Intermediate, LLC. On April 27, 2012, $4,552,000 of the accumulated principal and interest was paid. The promissory grid note and accumulated interest outstanding as of March 18, 2013 and December 31, 2012 was $6,395,000 and $6,336,000, respectively. The promissory grid note and accumulated interest outstanding was paid off in full on March 19, 2013 in connection with the sale transaction (see Note 17).

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 9 - LONG-TERM DEBT - Continued

Long-term debt consists of the following:

	March 18, 2013	December 31, 2012
Subordinated term promissory note	$39,350,000	$40,250,0000
Promissory grid note due to affiliate	6,119,000	6,119,000
Accrued paid in kind interest	276,000	217,000
Less current maturities (based on contractual repayment terms)	(5,112,000)	(5,112 ,000)

	$40,633,000	$41,474,000

NOTE 10 - CAPITAL LEASE OBLIGATIONS

The Company leases certain equipment under capital lease agreements. The cost and accumulated amortization of assets under capital leases, which are included in machinery and equipment, were $1,021,000 and $428,000 at March 18, 2013 and $1,021,000 and $397,000 at December 31, 2012, respectively. Amortization of the capital leased equipment is included within depreciation expense.

Future minimum lease payments under the capital lease agreements as of March 18, 2013 are as follows:

Year Ending December 31,
2013 – remaining months	$119,000
2014	127,000
2015	127,000
2016	21,000

394,000
Less amount representing interest	(34,000)

Present value of future minimum lease payments	360,000
Less current portion	(121,000)

$239,000

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 11 - STOCK OPTIONS

In 2008, the Board of Directors approved the 2008 Stock Option Plan (the “Plan”), which is a plan for eligible persons of the Company under which nonqualified stock options may be granted by certain wholly owned subsidiaries of the Company. The option vesting period is determined by the Board of Directors at the time of grant. Options granted in 2009 vest over approximately 4 years and expire in ten years. According to the Plan, the exercise price at the date of grant will be at the discretion of the Board of Directors. The total number of shares authorized for grant under the Plan is 100,000 shares of common stock. An amendment to the Plan in 2009 increased the number of shares authorized for grant to 250,000.

Stock option activity under the Plan for the period from January 1, 2013 to March 18, 2013 and for the year ended December 31, 2012 was as follows:

	Shares	Weighted Average Exercise Price	Remaining Contractual Life (years)
Outstanding options at December 31, 2011	187,500	$5.20	7.4
Options granted	—	—	—
Options exercised	—	—	—
Options forfeited/canceled	—	—	—
Outstanding options at December 31, 2012	187,500	5.20	6.4
Options granted	—	—	—
Options exercised	—	—	—
Options forfeited/canceled	—	—	—

Outstanding options at March 18, 2013	187,500	$5.20	6.4

A summary of the unvested options for the period from January 1, 2013 to March 18, 2013 and for the year ended December 31, 2012 are set forth in the following table.

	Shares	Weighted Grant Date Fair Value
Unvested Options at December 31, 2011	75,000	$5.93
Granted	—	—
Vested	(37,500)	5.93
Forfeited/canceled	—	—

Unvested Options at December 31, 2012	37,500	$5.93
Granted	—	—
Vested	37,500	5.93
Forfeited/canceled	—	—

Unvested Options at March 18, 2013	—	$—

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 11 - STOCK OPTIONS - Continued

Vested stock options can be exercised on the earliest of: 1) May 15, 2019, 2) a change in control of the Company or 3) the termination of employment dependent on certain conditions. All stock options became exercisable in conjunction with the sale transaction (see Note 17).

As of March 18, 2013, all previously unvested options became fully vested in conjunction with the sale transaction and the Company recognized the remaining unamortized compensation expense related to unvested stock options. Stock-based employee compensation was $104,000 and $278,000 for the period from January 1, 2013 to March 18, 2013 and for the year ended December 31, 2012, respectively, and is included in general and administrative expenses in the accompanying consolidated statement of operations.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Bonus Arrangements — On July 11, 2011, SGF Produce Holdings Corp entered into bonus agreements, which superseded and replaced all prior bonus agreements and allowed for selected executives to obtain a cash bonus to be paid over vesting tranches of June 2011, June 2012 and June 2013. The expense for these cash bonuses is recognized over the respective vesting period for each tranche. The bonuses are triggered when dividends are paid to shareholders. In addition, these agreements provide that selected executives will receive an additional cash bonus upon the future sale of the Company. The cash bonus that is payable after a change in control and subject to the Company’s value on the date of the sale is $975,000. As a result of the certainty of the sale of the Company, the total unamortized cash bonus expense was accelerated and recognized, along with the cash bonus payable resulting from the change in control, in the accompanying consolidated statement of operations during the period from January 1, 2013 to March 18, 2013. In connection with the sale of the Company, another bonus was triggered. The bonus totaled $911,000 and was determined based on the return on investment to the shareholder. Total cash bonus expense recognized during the period from January 1, 2013 to March 18, 2013 was $2,230,000.

Farmland Leases — The Company has several farmland lease commitments that expire on various dates through July 2016. The Company subleases the farmland to several third-party companies, with average monthly rental income of approximately $247,000. Sublease agreements expire on various dates through 2013. Historically, the sublease agreements renew annually and the lessees are obligated to offer their crops to the Company for sale.

In 2012, management determined that costs for 245 acres of land in Santa Maria, 137 acres of land in Oxnard, and 41 acres in Watsonville will be incurred without economic benefit to the Company because the value that could be generated from the land (land rents for the next growing season) is not enough to cover the land expense. The land leases expire between 2013 and 2016. The expected loss to be incurred totaled $263,000 at December 31, 2012 of which $183,000 remained accrued as of March 18, 2013, and is included in accrued expenses in the accompanying consolidated balance sheets.

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 12 - COMMITMENTS AND CONTINGENCIES - Continued

Operating Lease Commitments — Future minimum lease payments by fiscal year and in the aggregate under operating leases that have initial or remaining noncancelable lease terms in excess of one year at March 18, 2013, were as follows:

Year Ending December 31,	Minimum Payments	Sublease Income	Net
2013 – remaining months	$4,054,000	$227,000	$3,827,000
2014	3,808,000	—	3,808,000
2015	2,633,000	—	2,633,000
2016	2,050,000	—	2,050,000
2017	1,740,000	—	1,740,000

	$14,285,000	$227,000	$14,058,000

Total rent expense for the period from January 1, 2013 to March 18, 2013 and for the year ended December 31, 2012 was approximately $1,325,000 and $7,467,000, respectively. Sublease income was $638,000 and $2,962,000 for the period from January 1, 2013 to March 18, 2013 and for the year ended December 31, 2012.

Indemnities and Guarantees — During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain real estate leases under which the Company may be required to indemnify property owners for environmental and other liabilities. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets. Management is not aware of any event that might result in a liability at March 18, 2013 or at December 31, 2012.

Litigation — From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. The Company is currently party to certain legal proceedings which management believes, individually and in the aggregate, are not likely to have a material adverse effect on its consolidated financial position, results of operations or cash flows.

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 13 - INCOME TAXES

The components of the income tax (benefit) expense for continuing operations are as follows:

	For the period from January 1, 2013 to March 18, 2013	For the year ended December 31, 2012
Current:
Federal	$(2,595,000)	$2,850,000
State	(304,000)	762,000

	(2,899,000)	3,612,000

Deferred:
Federal	1,628,000	245,000
State	(15,000)	194,000

	1,613,000	439,000

	$(1,286,000)	$4,051,000

The reconciliation of the income tax (benefit) expense to the amount of (benefit) expense that would result from applying the U.S. federal statutory rate (35%) to (loss) income from continuing operations is as follows:

	For the period from January 1, 2013 to March 18, 2013		For the year ended December 31, 2012
	Amount	Percent	Amount	Percent
Income tax (benefit) expense at statutory rate	$(1,786,000)	35.0%	$3,746,000	35.0%
State income taxes — net of federal benefit	(207,000)	4.1%	621,000	5.8%
Section 199 deduction	210,000	(4.1%)	(245,000)	(2.3%)
Nondeductible transaction costs	510,000	(10.0%)	(19,000)	(0.2%)
Other	(13,000)	0.3%	(52,000)	(0.5%)

	$(1,286,000)	25.2%	$4,051,000	37.8%

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 13 - INCOME TAXES - Continued

Significant components of the Company’s net deferred income taxes are as follows:

	March 18, 2013	December 31, 2012
Deferred tax assets:
Allowance for doubtful accounts	$489,000	$427,000
Inventories	1,104,000	1,065,000
Accrued expenses	588,000	659,000
Net operating loss carryforwards	382,000	238,000
Unearned revenue	651,000	216,000
Non-qualified stock options	—	442,000
Other	—	190,000

	3,214,000	3,237,000

Deferred tax liabilities:
Property, plant, and equipment	(1,414,000)	(1,450,000)
State income taxes	(287,000)	(233,000)
Other	(160,000)	—

	(1,861,000)	(1,683,000)

Net deferred income taxes	$1,353,000	$1,554,000

As of March 18, 2013 and December 31, 2012, management determined it was more-likely-than-not that the deferred tax assets would be realized and, therefore, has not recorded a valuation allowance against the net deferred tax assets. As of March 18, 2013, the Company had estimated net operating loss carryforwards for state income tax purposes of approximately $4,324,000, which expire at various dates from 2015 to 2016.

The Company has not recognized a liability for uncertain tax positions as of March 18, 2013 and December 31, 2012. The Company will record any interest accrued related to uncertain tax positions and penalties as income tax expense.

The Company is subject to taxation in the US and various state jurisdictions. As of March 18, 2013, the Company’s state tax returns for 2007 through 2012 are subject to examination. The Company’s federal tax returns through 2009 have been examined with no significant change in the tax liability.

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 14 - BENEFIT PLANS

The Company sponsors a 401(k) profit-sharing plan for all employees who meet the eligibility requirements as defined in the plan. The Company’s matching contribution is 100% for the employee’s first 3% contribution and is 50% for the next 2% contribution. The Company’s contribution is immediately vested. During the period from January 1, 2013 to March 18, 2013 and for the year ended December 31, 2012, the Company contributed $55,000 and $248,000, respectively, to the 401(k) profit-sharing plan.

NOTE 15 - RELATED PARTY TRANSACTIONS

The Company has a consulting arrangement with an affiliate of Sun Capital Partners and as such, pays an annual consulting fee equal to the greater of (1) $600,000 or (2) 8% of EBITDA, in addition to other out of pocket expenses. Consulting expenses incurred and paid during the period ended March 18, 2013 and December 31, 2012, totaled $553,000 and $1,175,000.

NOTE 16 – DISCONTINUED OPERATIONS

As discussed in Note 1, the Company made the decision to exit the fresh produce business. The fresh produce business has been classified as discontinued operations in the Company’s consolidated financial statements for the period from January 1, 2013 to March 18, 2013 and for the year ended December 31, 2012.

The fresh produce business generated the following results of operations:

	For the period from January 1, 2013 to March 18, 2013	For the year ended December 31, 2012
Revenues	$10,053,000	$81,477,000

Income before taxes	$572,000	$2,212,000
Income tax expense	(226,000)	(715,000)

Net income from discontinued operations	$346,000	$1,497,000

SGF Produce Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

March 18, 2013 and December 31, 2012

NOTE 17 - SUBSEQUENT EVENTS

On March 18, 2013, all outstanding shares of SGF Produce Holdings, LLC were purchased for total consideration of $130,000,000 by Sunrise Holdings (Delaware), Inc., an affiliate of Paine & Partners, LLC.

In conjunction with the transactions, the outstanding senior revolving facility of $11,143,000 and long-term debt of $45,745,000 were paid off, together with unpaid interest of $761,000. The Company was capitalized through an equity contribution and a new credit agreement with a bank syndication group.

The sale transaction resulted in a change in control and as such, accelerated the vesting of the Company’s stock options such that all outstanding options were immediately vested. The shares underlying the outstanding options were acquired for net proceeds paid to the option holders of approximately $3,968,000.